UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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CALLON PETROLEUM COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2006 STOCK INCENTIVE PLAN
EXHIBIT INDEX
2006 Stock Incentive Plan

Callon Petroleum Company

200 North Canal Street	Telephone (601) 442-1601
Natchez, MS 39120	Fax (601) 446-1410
Supplement to Our Proxy Statement
dated April 14, 2006
May 2, 2006
Dear Callon shareholder:
In connection with our 2006 annual meeting of shareholders, we have made several changes to our 2006 Stock Incentive Plan. These changes are in response to guidelines which institutional investors use to determine whether to vote shares they own to approve a stock incentive plan. While these guidelines are either consistent with our past practices in granting awards under our other stock incentive plans or reflect the intent of our compensation committee in making future awards, certain institutional investors prefer that these guidelines be specifically incorporated in the plans.
2006 STOCK INCENTIVE PLAN
We have made the following amendments to our 2006 Stock Incentive Plan:
MINIMUM VESTING PERIOD
Prior to its amendment, the 2006 Stock Incentive Plan had no requirement for minimum vesting for awards under Section 3 (Restricted Stock) and Section 4 (Other Stock-Based Awards). We have amended the plan to provide for a minimum 1-year vesting period with respect to performance-based awards and a minimum 3-year ratable vesting period with respect to tenure-based awards, regardless of the participant’s position with us.
WAIVER/LAPSE OF VESTING PERIOD
Prior to its amendment, the 2006 Stock Incentive Plan provided that vesting periods could be waived or lapse. We have amended the plan to provide that vesting periods cannot be waived except in the case of death, disability, retirement, change in control or termination without cause.
EXCHANGE OF AWARDS
Prior to its amendment, the 2006 Stock Incentive Plan provided that we could permit or require the surrender of awards in exchange for the issuance of new awards under the plan. We have amended the plan to remove this provision.
You may review a copy of the plan, as amended, at the Securities and Exchange Commission’s web site at www.sec.gov, or may request a copy of the plan from us by contacting Robert Mayfield, Corporate Secretary, Callon Petroleum Company, 200 N. Canal Street, Natchez, MS 39120 or by calling (601)442-1601.

EXHIBIT INDEX

Exhibit A	2006 Stock Incentive Plan